UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2005

The Yankee Candle Company, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-15023	04-2591416

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

16 Yankee Candle Way South Deerfield, Massachusetts	01373

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (413) 665-8306

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On May 18, 2005, The Yankee Candle Company, Inc. (the “Company”) entered into a First Amendment to Revolving Credit Agreement, which amends certain terms of the Revolving Credit Agreement dated as of May 19, 2004 among the Company, Citizens Bank of Massachusetts (“Citizens Bank”) and the other lending institutions named therein. The Revolving Credit Agreement is being used by the Company for, among other things, working capital, letters of credit, repurchase of the Company’s common stock and other general corporate purposes. The primary changes effected by the First Amendment are:

•	While the original Revolving Credit Agreement had two tranches – a $50 million tranche and a $150 million tranche – the amended Revolving Credit Agreement has a single tranche, for $250 million.

•	The term of the Revolving Credit Agreement has been extended to May 18, 2010; under the original Revolving Credit Agreement, the $50 million tranche expired on May 18, 2005 and the $150 million tranche was to expire on May 19, 2007.

•	Amounts outstanding under the Revolving Credit Agreement bear interest at a rate equal to, at the Company’s option, the Citizens Bank prime rate or a Eurodollar rate that varies based on the Company’s outstanding borrowings. Under the original Revolving Credit Agreement, the Eurodollar rate ranged from 0.70% to 1.05% above LIBOR; under the amended Revolving Credit Agreement, the Eurodollar rate ranges from 0.50% to 0.85% above LIBOR.

•	The First Amendment reduced the commitment fees and letter of credit fees payable by the Company.

•	The First Amendment revised several of the operating and financial covenants applicable to the Company, including increasing the permitted ratio of consolidated total debt to consolidated EBITDA, lowering the required consolidated net worth of the Company and easing the restrictions on the payment of cash dividends.

A copy of the First Amendment to Revolving Credit Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and this summary is qualified by reference to such document and to the Revolving Credit Agreement currently on file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 3, 2004.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Yankee Candle Company, Inc.

Date: May 24, 2005	By:	/s/ James A. Perley

James A. Perley, Senior Vice President
and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	First Amendment to Revolving Credit Agreement among The Yankee Candle Company, Inc., Citizens Bank of Massachusetts and other participating lenders